Exhibit 99.4

INFOLOGIX, INC.

Unaudited Pro Forma Condensed Consolidated Financial Data

On September 30, 2007, the Company, through its wholly-owned subsidiary, InfoLogix Systems Corporation, acquired substantially all of the operating assets and assumed certain liabilities of Healthcare Informatics Associates, Inc. (“HIA”) pursuant to an asset purchase agreement. The assets acquired relate to HIA’s business of providing software implementation and consulting services, and included cash, accounts receivable, other current assets, the rights to existing relationships with customers, vendors and partners, certain tangible personal property and certain intangible rights and property.  The liabilities assumed consist of current accounts payable and accrued expenses.

The following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 assume the acquisition had occurred at the beginning of the periods presented. The unaudited pro forma condensed consolidated balance sheet at September 30, 2007, includes the acquisition of HIA and gives effect to the revised allocation of purchase price based on current estimates of fair value for the assets acquired and liabilities assumed as well as the payment of amounts due under the asset purchase agreement. The unaudited pro forma information is provided for informational purposes only. These pro forma results are based upon the respective historical financial statements of the respective companies, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company. Certain amounts in these historical financial statements have been reclassified to conform to the current presentation. The pro forma results of operations do not necessarily reflect the results that would have occurred had the acquisition occurred at the beginning of the periods presented or the results that may occur in the future. The pro forma adjustments principally reflect the preliminary allocation of the purchase price to the difference between the fair value and book value of property and equipment, resulting in decreases to historical depreciation expense, and the allocation to identifiable intangible assets, resulting in increased amortization expense. The pro forma adjustments also reflect the additional debt issued in connection with the acquisition resulting in increased interest expense.

The Company will not finalize its allocation of the purchase price until an independent third-party appraisal of the fair value of the assets acquired is completed. When finalized, any changes to the preliminary purchase price allocation could result in changes to property and equipment, identifiable intangible assets and/or goodwill. However, the Company does not expect that its final allocation of the purchase price will be materially different from the preliminary allocation.

The unaudited pro forma financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes contained in the Company’s Annual Report on Form 10-K and its unaudited consolidated financial statements and related notes contained in the Company’s Quarterly Reports on Form 10-Q in addition to the historical financial statements and related notes of HIA appearing elsewhere in this Form 8-K/A.

INFOLOGIX, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2007

(in thousands)

	Historical INFOLOGIX	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$9,662	$(596	)(B)	$9,066
Other current assets	22,013	(123	)(A)	21,890
Total current assets	31,675	(719)		30,956

Property and equipment, net	1,434	12	(A)	1,446
Intangibles assets, net	13,468	471	(A)	13,931
		(8	)(B)
Deferred tax assets	2,820	—		2,820
Total assets	$49,397	$(244)		$49,153

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Amounts due under asset purchase agreement	$5,104	$(5,104	)(B)	$—
Line of credit and current portion of notes payable and capital lease obligations	9,191	2,500	(B)	11,691
Other current liabilities	10,888	360	(A)	11,248
Total current liabilities	25,183	(2,244)		22,939

Notes payable and capital lease obligations	4,588	2,000	(B)	6,588
Stockholders’ equity	19,626	—		19,626
Total liabilities and stockholders’ equity	$49,397	$(244)		$49,153

INFOLOGIX, INC.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2007

(in thousands, except per share data)

	Historical	Historical
	INFOLOGIX	HIA	Adjustments		Pro Forma
Revenues	$54,371	$7,223	$—		$61,594

Cost of revenues	39,833	4,975	—		44,808

Gross profit	14,538	2,248	—		16,786

Selling, general and administrative expenses	17,615	844	(11	)(A)	18,923
			735	(B)
			(260	)(G)

Operating (loss) income	(3,077)	1,404	(464)		(2,137)

Interest income	400	87	(87	)(D)	400
Interest expense	(516)	—	(544	)(C)	(1,060)

Income (loss) before income tax benefit (expense)	(3,193)	1,491	(1,095)		(2,797)

Income tax benefit (expense)	1,259	—	(158	)(E)	1,101

Net (loss) income	$(1,934)	$1,491	$(1,253)		$(1,696)

Basic and diluted loss per share:	$(0.08)				$(0.07)

Weighted average shares outstanding	23,930		756	(F)	24,686

INFOLOGIX, INC.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2006

(in thousands, except per share data)

	Historical	Historical
	INFOLOGIX	HIA	Adjustments		Pro Forma
Revenues	$60,786	$9,567	$—		$70,353

Cost of revenues	45,836	6,065	—		51,901

Gross profit	14,950	3,502	—		18,452

Selling, general and administrative expenses	17,898	577	(11	)(A)	19,444
			980	(B)

Operating (loss) income	(2,948)	2,925	(969)		(992)

Interest income	56	14	(14	)(D)	56

Interest expense	(664)	—	(725	)(C)	(1,389)

Income (loss) before income tax benefit (expense)	(3,556)	2,939	(1,708)		(2,325)

Income tax benefit (expense)	1,687	—	(492	)(E)	1,195

Net (loss) income	$(1,869)	$2,939	$(2,200)		$(1,130)

Basis and diluted loss per share	$(0.14)				$(0.08)

Weighted average shares outstanding:	13,503		756	(F)	14,259

INFOLOGIX, INC.

Notes to the Condensed Consolidated Pro Forma Financial Data

(in thousands)

Pro Forma Condensed Consolidated Balance Sheet Adjustments:

The pro forma adjustments made to the Company’s condensed consolidated balance sheet as of September 30, 2007 reflect:

A)A change in the estimated fair value of the HIA assets acquired and liabilities assumed, as follows:

	Estimated Fair
	Value Included		Change in
	in Historical	Revised Fair	Estimated Fair
	INFOLOGIX	Value	Value
Assets acquired:
Other current assets	$2,753	$2,630	$(123)
Property and equipment	32	44	12
	2,785	2,674	(111)
Liabilities assumed:
Other current liabilities	530	890	360
Net assets acquired	$2,255	$1,784	$(471)

B)The payments of amounts due under the asset purchase agreement as if these payments occurred as of September 30, 2007, as follows:

Amounts due under asset purchase agreement:
Cash consideration to sellers	$4,600
Cash consideration placed in escrow	2,429
Acquisition costs, net of $8 reduction in estimated costs	513
Total amounts due under asset purchase agreement	7,542
Less: HIA cash on hand	(2,446)
Total amounts due under asset purchase agreement, net of HIA cash on hand	$5,096

Source of funds used to pay amounts due under asset purchase agreement:
Line of credit	$2,500
Note payable, bank	2,000
Cash on hand	596
$5,096

Pro Forma Condensed Consolidated Statements of Operations Adjustments:

The pro forma adjustments made to the Company’s condensed consolidated statements of operations for the period ended September 30, 2007 and the year ended December 31, 2006, reflect:

A)The decrease to depreciation expense of $11 for both the period ended September 30, 2007 and the year ended December 31, 2006 as a result of recording the acquired equipment at its estimated fair value of $44 with an estimated useful life of three years.

B)The increase in the amortization expense of $735 and $980 for the period ended September 30, 2007 and the year ended December 31, 2006, respectively, was a result of the amortization of acquired intangible assets estimated at their fair value of $9,793, calculated at an estimated average useful life of 10 years. The Company will not finalize its allocation of the purchase price until an independent third-party appraisal of the fair value of the assets acquired is completed. When finalized, any changes to the preliminary purchase price allocation could result in changes to its identifiable intangible assets and/or goodwill. However, the Company does not expect that its final allocation of the purchase price will be materially different from the preliminary allocation.

C)The increase in interest expense as a result of debt issued in connection with the HIA acquisition, as follows:

			Interest Expense
		Interest Rates	Nine Months
		as of	Ended	Year Ended
		September 30,	September 30,	December 31,
	Amount	2007	2007	2006
Line of credit	$2,500	9.00%	$169	$225
Note payable, bank	2,000	9.25%	139	185
Convertible note payable, issued to HIA	3,500	9.00%	236	315

	$8,000		$544	$725

D)The decrease in interest income of $87 and $14 earned by HIA on cash invested in certificates of deposits for the period ended September 30, 2007 and the year ended December 31, 2006, respectively.

E)The decrease in the income tax benefit of $158 and $492 as a result of the taxable income, net of pro forma adjustments, generated by HIA for the period ended September 30, 2007 and the year ended December 31, 2006, respectively.

F)The issuance of 756 shares of common stock as a result of the HIA acquisition.

G)The elimination of acquisition related expenses of $260 included in HIA’s operations for the period ended September 30, 2007.